Exhibit 99

Carrier Reports Strong Second Quarter 2024 Results

•Net sales of $6.7 billion up 12% versus second quarter 2023; organic sales up 2%
•GAAP EPS of $2.55 up significantly and adjusted EPS of $0.87 up double-digits
•GAAP operating margin expanded significantly year over year; adjusted operating margin expanded 200 bps
•Reaffirming full year 2024 adjusted EPS guidance range
•Closed two of four business exit transactions; remaining two on-track
•Expect to repurchase about $1 billion worth of shares in the second half of 2024

PALM BEACH GARDENS, Fla., July 25, 2024 – Carrier Global Corporation (NYSE:CARR), global leader in intelligent climate and energy solutions, today reported strong financial results for the second quarter of 2024 and reaffirmed its full year earnings guidance.
“Carrier delivered another quarter of strong financial performance, while making great progress with our portfolio transformation,” said Carrier Chairman & CEO David Gitlin. “We delivered solid sales and roughly 30% orders growth as we continue to outperform in our markets. Our strong operational execution drove 200 basis points of adjusted operating margin expansion and double-digit adjusted earnings growth. Year-to-date, we also closed on two of our four business exits, and the remaining two continue to track well. The proceeds from the exits, combined with our strong free cash flow performance, have enabled us to reduce net debt by about $5 billion in the quarter and we now plan to repurchase about $1 billion of shares in the second half of 2024.”

Second Quarter 2024 Results
Carrier’s second quarter sales of $6.7 billion were up 12% compared to the prior year including 2% organic growth and approximately 12% contribution from the acquisition of Viessmann Climate Solutions offset by about 2% from divestitures. Foreign currency translation had a 1% negative impact on sales. Organic sales in the HVAC segment were up 2%. HVAC sales in the Americas were up mid-single digits driven by continued strength in Commercial and Light Commercial businesses both of which were up double-digits. North America Residential HVAC sales were up about mid-single digits. HVAC organic sales in EMEA were up low-single-digits with Commercial HVAC up mid-teens, offsetting a decline in EMEA Residential and Light Commercial HVAC. These organic figures exclude the contribution of Viessmann Climate Solutions which was down almost 30% year-over-year in the quarter, roughly one third of which was driven by lower solar PV sales. HVAC sales in Asia Pacific were down high-single-digits with declines driven by residential light commercial in China, partially offset by Southeast Asia which was up double-digits. Refrigeration sales were up 1% organically driven by over 30% growth in container, mostly offset by North America truck and trailer and commercial refrigeration. Fire and Security showed broad-based growth and sales were up 3% organically in the quarter. The residential and commercial fire organic sales, the last of our four business exits, were up mid-single digits.
GAAP operating profit in the quarter of $3.7 billion was up over 650% from last year primarily due to the gain on the sale of Access Solutions and the addition of Viessmann Climate Solutions. Adjusted operating profit of $1.2 billion was up 26%, mostly driven by the addition of Viessmann Climate Solutions.
Net income was $2.3 billion and adjusted net income was $793 million. GAAP EPS was $2.55 and adjusted EPS was $0.87. Net cash flows generated from operating activities were $660 million and capital expenditures were $111 million, resulting in free cash flow of $549 million. During the second-quarter, Carrier received $5.0 billion in cash proceeds from the sale of Access Solutions, redeemed $1.0 billion of its long-term notes, and repaid €2.3 billion of its term-loans.

Full-Year 2024 Guidance**
Carrier updated the following guidance for 2024, which now includes Commercial Refrigeration for nine-months.

	Current Guidance	Prior Guidance
Sales	~$25.5B Organic* up MSD FX (1%) Acquisitions +16% Divestitures (5%)	~$26B Organic* up MSD FX (0%) Acquisitions +18% Divestitures (6%)
Adjusted Operating Margin*	~15.5%	~15.5%

Adjusted EPS*	$2.80 - $2.90	$2.80 - $2.90

Free Cash Flow*	~$0.4B Includes ~$2B of expected tax payments on the gains from the announced business exits, restructuring, and transaction-related costs	~$0.4B Includes ~$2B of expected tax payments on the gains from the announced business exits, restructuring, and transaction-related costs

*Note: When the company provides expectations for organic sales, adjusted operating profit, adjusted operating margin, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

**As of July 25, 2024

Conference Call
Carrier will host a webcast of its earnings conference call today, Thursday, July 25, 2024, at 7:30 a.m. ET. To access the webcast, visit the Events & Presentations section of the Carrier Investor Relations site at ir.carrier.com/news-and-events/events-and-presentations or to listen to the earnings call by phone, participants must pre-register at Carrier Earnings Call Registration. All registrants will receive dial-in information and a PIN allowing access to the live call.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. These forward-looking statements are intended to provide management's current expectations or plans for Carrier's future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," "scenario" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, our portfolio transformation and the use of the anticipated proceeds thereof, potential future investments, Carrier's plans with respect to its indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Carrier's reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Carrier
Carrier Global Corporation, global leader in intelligent climate and energy solutions, is committed to creating solutions that matter for people and our planet for generations to come. From the beginning, we've led in inventing new technologies and entirely new industries. Today, we continue to lead because we have a world-class, diverse workforce that puts the customer at the center of everything we do. For more information, visit corporate.carrier.com or follow Carrier on social media at @Carrier.

CARR-IR

Contact:
Investor Relations
Sam Pearlstein
561-365-2251
Sam.Pearlstein@Carrier.com

Media Inquiries
Rob Six
561-281-2362
Rob.Six@Carrier.com

SELECTED FINANCIAL DATA, NON-GAAP MEASURES AND DEFINITIONS

Following are tables that present selected financial data of Carrier Global Corporation (“Carrier”). Also included are reconciliations of non-GAAP measures to their most comparable GAAP measures.

Use and Definitions of Non-GAAP Financial Measures
Carrier Global Corporation (“Carrier”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Organic sales, adjusted operating profit, adjusted operating margin, incremental margins / earnings conversion, earnings before interest, taxes and depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted net income, adjusted earnings per share (“EPS”), adjusted interest expense, net, adjusted effective tax rate and net debt are non-GAAP financial measures.

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a nonoperational nature (hereinafter referred to as “other significant items”). Adjusted operating profit represents operating profit (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted operating margin represents adjusted operating profit as a percentage of net sales (a GAAP measure). Incremental margins / earnings conversion represents the year-over-year change in adjusted operating profit divided by the year-over-year change in net sales. EBITDA represents net income attributable to common shareholders (a GAAP measure), adjusted for interest income and expense, income tax expense, and depreciation and amortization. Adjusted EBITDA represents EBITDA, as calculated above, excluding non-service pension benefit, non-controlling interest in subsidiaries’ earnings from operations, restructuring costs and other significant items. Adjusted net income represents net income attributable to common shareowners (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted interest expense, net represents interest expense (a GAAP measure) and interest income (a GAAP measure), net excluding other significant items. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Net debt represents long-term debt (a GAAP measure) less cash and cash equivalents (a GAAP measure). For the business segments, when applicable, adjustments of operating profit and operating margins represent operating profit, excluding restructuring, amortization of acquired intangibles and other significant items.

Free cash flow is a non-GAAP financial measure that represents net cash flows provided by operating activities (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Carrier’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of Carrier's common stock and distribution of earnings to shareowners.

Orders are contractual commitments with customers to provide specified goods or services for an agreed upon price and may not be subject to penalty if cancelled.

When we provide our expectations for organic sales, adjusted operating profit, adjusted operating margin, adjusted interest expense, net, adjusted effective tax rate, incremental margins/earnings conversion, EBITDA, adjusted EBITDA, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected net sales, operating profit, operating margin, interest expense, effective tax rate, incremental operating margin, net income attributable to common shareowners, diluted EPS and net cash flows provided by operating activities) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, future restructuring costs, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Carrier Global Corporation
Condensed Consolidated Statement of Operations

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2024	2023	2024	2023
Net sales
Product sales	$6,004	$5,355	$11,546	$10,041
Service sales	685	637	1,325	1,224
Total Net sales	6,689	5,992	12,871	11,265
Costs and expenses
Cost of products sold	(4,296)	(3,769)	(8,294)	(7,227)
Cost of services sold	(515)	(468)	(994)	(905)
Research and development	(187)	(151)	(411)	(290)
Selling, general and administrative	(975)	(784)	(1,960)	(1,505)
Total Costs and expenses	(5,973)	(5,172)	(11,659)	(9,927)
Equity method investment net earnings	90	52	121	96
Other income (expense), net	2,885	(383)	2,858	(390)
Operating profit	3,691	489	4,191	1,044
Non-service pension (expense) benefit	(1)	—	(1)	—
Interest (expense) income, net	(166)	(67)	(331)	(113)
Income from operations before income taxes	3,524	422	3,859	931
Income tax (expense) benefit	(1,155)	(189)	(1,201)	(311)
Net income from operations	2,369	233	2,658	620
Less: Non-controlling interest in subsidiaries' earnings from operations	32	34	52	48
Net income attributable to common shareowners	$2,337	$199	$2,606	$572

Earnings per share
Basic	$2.59	$0.24	$2.90	$0.68
Diluted	$2.55	$0.23	$2.85	$0.67
Weighted-average number of shares outstanding
Basic	902.4	836.0	900.2	835.5
Diluted	915.3	850.9	913.6	851.5

Carrier Global Corporation
Condensed Consolidated Balance Sheet

	(Unaudited)
(In millions)	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$2,919	$10,015
Accounts receivable, net	3,187	2,481
Contract assets	333	306
Inventories, net	3,045	2,217
Assets held for sale	1,601	3,314
Other current assets	488	447
Total current assets	11,573	18,780
Future income tax benefits	939	739
Fixed assets, net	3,117	2,293
Operating lease right-of-use assets	635	491
Intangible assets, net	7,048	1,028
Goodwill	15,245	7,989
Pension and post-retirement assets	81	32
Equity method investments	1,221	1,140
Other assets	565	330
Total Assets	$40,424	$32,822

Liabilities and Equity
Accounts payable	$3,181	$2,742
Accrued liabilities	4,262	2,811
Contract liabilities	493	425
Liabilities held for sale	687	862
Current portion of long-term debt	2,052	51
Total current liabilities	10,675	6,891
Long-term debt	11,270	14,242
Future pension and post-retirement obligations	247	155
Future income tax obligations	2,184	535
Operating lease liabilities	501	391
Other long-term liabilities	1,468	1,603
Total Liabilities	26,345	23,817

Equity
Common stock	9	9
Treasury stock	(1,972)	(1,972)
Additional paid-in capital	8,563	5,535
Retained earnings	8,854	6,591
Accumulated other comprehensive loss	(1,686)	(1,486)
Non-controlling interest	311	328
Total Equity	14,079	9,005
Total Liabilities and Equity	$40,424	$32,822

Carrier Global Corporation
Condensed Consolidated Statement of Cash Flows

	(Unaudited)
	Six Months Ended June 30,
(In millions)	2024	2023
Operating Activities
Net income from operations	$2,658	$620
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	625	273
Deferred income tax provision	(338)	(110)
Stock-based compensation costs	48	40
Equity method investment net earnings	(121)	(96)
(Gain) loss on sale of investments / deconsolidation	(2,881)	276
Changes in operating assets and liabilities
Accounts receivable, net	(286)	(406)
Contract assets	(62)	(40)
Inventories, net	(2)	(59)
Other current assets	(52)	(105)
Accounts payable and accrued liabilities	1,118	120
Contract liabilities	(19)	37
Distributions from equity method investments	12	10
Other operating activities, net	—	(56)
Net cash flows provided by (used in) operating activities	700	504
Investing Activities
Capital expenditures	(215)	(144)
Investment in businesses, net of cash acquired	(10,779)	(56)
Dispositions of businesses	4,877	36
Settlement of derivative contracts, net	(185)	(14)
Kidde-Fenwal, Inc. deconsolidation	—	(134)
Other investing activities, net	29	16
Net cash flows provided by (used in) investing activities	(6,273)	(296)
Financing Activities
Increase (decrease) in short-term borrowings, net	—	(19)
Issuance of long-term debt	2,555	6
Repayment of long-term debt	(3,542)	(12)
Repurchases of common stock	—	(62)
Dividends paid on common stock	(330)	(309)
Dividends paid to non-controlling interest	(67)	(41)
Other financing activities, net	(22)	(69)
Net cash flows provided by (used in) financing activities	(1,406)	(506)
Effect of foreign exchange rate changes on cash and cash equivalents	(82)	(13)
Net increase (decrease) in cash and cash equivalents and restricted cash, including cash classified in current assets held for sale	(7,061)	(311)
Less: Change in cash balances classified as assets held for sale	34	—
Net increase (decrease) in cash and cash equivalents and restricted cash	(7,095)	(311)
Cash, cash equivalents and restricted cash, beginning of period	10,017	3,527
Cash, cash equivalents and restricted cash, end of period	2,922	3,216
Less: restricted cash	3	7
Cash and cash equivalents, end of period	$2,919	$3,209

Carrier Global Corporation
Segment Net Sales and Operating Profit

	(Unaudited)
	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
(In millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net sales
HVAC	$4,970	$4,970	$4,216	$4,216	$9,511	$9,511	$7,838	$7,838
Refrigeration	973	973	972	972	1,857	1,857	1,870	1,870
Fire & Security	871	871	932	932	1,758	1,758	1,801	1,801
Segment sales	6,814	6,814	6,120	6,120	13,126	13,126	11,509	11,509
Eliminations and other	(125)	(125)	(128)	(128)	(255)	(255)	(244)	(244)
Net sales	$6,689	$6,689	$5,992	$5,992	$12,871	$12,871	$11,265	$11,265

Operating profit
HVAC	$687	$991	$742	$791	$1,116	$1,711	$1,177	$1,281
Refrigeration	113	118	112	119	210	217	220	230
Fire & Security	3,001	155	(157)	137	3,154	319	(64)	245
Segment operating profit	3,801	1,264	697	1,047	4,480	2,247	1,333	1,756
Eliminations and other	(23)	(20)	(146)	(35)	(98)	(54)	(184)	(71)
General corporate expenses	(87)	(31)	(62)	(48)	(191)	(53)	(105)	(79)
Operating profit	$3,691	$1,213	$489	$964	$4,191	$2,140	$1,044	$1,606

Operating margin
HVAC	13.8%	19.9%	17.6%	18.8%	11.7%	18.0%	15.0%	16.3%
Refrigeration	11.6%	12.1%	11.5%	12.2%	11.3%	11.7%	11.8%	12.3%
Fire & Security	344.5%	17.8%	(16.8)%	14.7%	179.4%	18.1%	(3.6)%	13.6%
Total Carrier	55.2%	18.1%	8.2%	16.1%	32.6%	16.6%	9.3%	14.3%

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP)
Operating Profit

	(Unaudited)
	Three Months Ended June 30, 2024
(In millions)	HVAC	Refrigeration	Fire & Security	Eliminations and Other	General Corporate Expenses	Carrier
Net sales	$4,970	$973	$871	$(125)	$—	$6,689

Segment operating profit	$687	$113	$3,001	$(23)	$(87)	$3,691
Reported operating margin	13.8%	11.6%	344.5%			55.2%

Adjustments to segment operating profit:
Restructuring costs	$25	$1	$3	$3	$—	$32
Amortization of acquired intangibles	170	—	—	—	—	170
Acquisition step-up amortization (1)	109	—	—	—	—	109
Acquisition/divestiture-related costs	—	4	32	—	56	92
Access Solutions gain	—	—	(2,881)	—	—	(2,881)
Total adjustments to operating profit	$304	$5	$(2,846)	$3	$56	$(2,478)

Adjusted operating profit	$991	$118	$155	$(20)	$(31)	$1,213
Adjusted operating margin	19.9%	12.1%	17.8%			18.1%

	(Unaudited)
	Three Months Ended June 30, 2023
(In millions)	HVAC	Refrigeration	Fire & Security	Eliminations and Other	General Corporate Expenses	Carrier
Net sales	$4,216	$972	$932	$(128)	$—	$5,992

Segment operating profit	$742	$112	$(157)	$(146)	$(62)	$489
Reported operating margin	17.6%	11.5%	(16.8)%			8.2%

Adjustments to segment operating profit:
Restructuring costs	$3	$7	$(1)	$—	$—	$9
Amortization of acquired intangibles	36	—	2	—	—	38
Acquisition step-up amortization (1)	10	—	—	—	—	10
Acquisition/divestiture-related costs	—	—	—	—	14	14
Viessmann-related hedges	—	—	—	111	—	111
KFI deconsolidation	—	—	293	—	—	293
Total adjustments to operating profit	$49	$7	$294	$111	$14	$475

Adjusted operating profit	$791	$119	$137	$(35)	$(48)	$964
Adjusted operating margin	18.8%	12.2%	14.7%			16.1%
(1) Amortization of the step-up to fair value of acquired inventory and backlog.

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP)
Operating Profit

	(Unaudited)
	Six Months Ended June 30, 2024
(In millions)	HVAC	Refrigeration	Fire & Security	Eliminations and Other	General Corporate Expenses	Carrier
Net sales	$9,511	$1,857	$1,758	$(255)	$—	$12,871

Segment operating profit	$1,116	$210	$3,154	$(98)	$(191)	$4,191
Reported operating margin	11.7%	11.3%	179.4%			32.6%

Adjustments to segment operating profit:
Restructuring costs	$32	$1	$10	$4	$—	$47
Amortization of acquired intangibles	342	—	—	—	—	342
Acquisition step-up amortization (1)	220	—	—	—	—	220
Acquisition/divestiture-related costs	1	6	36	—	138	181
Viessmann-related hedges	—	—	—	86	—	86
Gain on liability adjustment (2)	—	—	—	(46)	—	(46)
Access Solutions gain	—	—	(2,881)	—	—	(2,881)
Total adjustments to operating profit	$595	$7	$(2,835)	$44	$138	$(2,051)

Adjusted operating profit	$1,711	$217	$319	$(54)	$(53)	$2,140
Adjusted operating margin	18.0%	11.7%	18.1%			16.6%

	(Unaudited)
	Six Months Ended June 30, 2023
(In millions)	HVAC	Refrigeration	Fire & Security	Eliminations and Other	General Corporate Expenses	Carrier
Net sales	$7,838	$1,870	$1,801	$(244)	$—	$11,265

Segment operating profit	$1,177	$220	$(64)	$(184)	$(105)	$1,044
Reported operating margin	15.0%	11.8%	(3.6)%			9.3%

Adjustments to segment operating profit:
Restructuring costs	$2	$10	$12	$2	$—	$26
Amortization of acquired intangibles	73	—	4	—	—	77
Acquisition step-up amortization (1)	21	—	—	—	—	21
Acquisition/divestiture-related costs	—	—	—	—	26	26
Viessmann-related hedges	—	—	—	111	—	111
TCC acquisition-related gain (3)	8	—	—	—	—	8
KFI deconsolidation	—	—	293	—	—	293
Total adjustments to operating profit	$104	$10	$309	$113	$26	$562

Adjusted operating profit	$1,281	$230	$245	$(71)	$(79)	$1,606
Adjusted operating margin	16.3%	12.3%	13.6%			14.3%
(1) Amortization of the step-up to fair value of acquired inventory and backlog.
(2) Gain associated with an adjustment to our tax-related liability owed to UTC.
(3) The carrying value of our previously held TCC equity investments were recognized at fair value and subsequently adjusted.

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share and Effective Tax Rate

	(Unaudited)
	Three Months Ended June 30, 2024				Six Months Ended June 30, 2024
(In millions, except per share amounts)	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Net sales	$6,689	$—		$6,689	$12,871	$—		$12,871

Operating profit	$3,691	(2,478)	a	$1,213	$4,191	(2,051)	a	$2,140
Operating margin	55.2%			18.1%	32.6%			16.6%

Income from operations before income taxes	$3,524	(2,466)	a,b	$1,058	$3,859	(2,039)	a,b	$1,820
Income tax expense	$(1,155)	922	c	$(233)	$(1,201)	791	c	$(410)
Effective tax rate	32.8%			22.0%	31.1%			22.5%

Net income attributable to common shareowners	$2,337	$(1,544)		$793	$2,606	$(1,248)		$1,358

Summary of Adjustments:
Restructuring costs		$32	a			$47	a
Amortization of acquired intangibles		170	a			342	a
Acquisition step-up amortization (1)		109	a			220	a
Acquisition/divestiture-related costs		92	a			181	a
Access Solutions gain		(2,881)	a			(2,881)	a
Viessmann-related hedges		—	a			86	a
Gain on liability adjustment (2)		—	a			(46)	a
Debt prepayment costs		12	b			12	b
Total adjustments		$(2,466)				$(2,039)

Tax effect on adjustments above		$976				$880
Tax specific adjustments		(54)				(89)
Total tax adjustments		$922	c			$791	c

Shares outstanding - Diluted	915.3			915.3	913.6			913.6

Earnings per share - Diluted	$2.55			$0.87	$2.85			$1.49
(1) Amortization of the step-up to fair value of acquired inventory and backlog.
(2) Gain associated with an adjustment to our tax-related liability owed to UTC.

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share and Effective Tax Rate

	(Unaudited)
	Three Months Ended June 30, 2023				Six Months Ended June 30, 2023
(In millions, except per share amounts)	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Net sales	$5,992	$—		$5,992	$11,265	$—		$11,265

Operating profit	$489	475	a	$964	$1,044	562	a	$1,606
Operating margin	8.2%			16.1%	9.3%			14.3%

Income from operations before income taxes	$422	496	a,b	$918	$931	583	a,b	$1,514
Income tax expense	$(189)	(25)	c	$(214)	$(311)	(43)	c	$(354)
Effective tax rate	44.8%			23.3%	33.4%			23.4%

Net income attributable to common shareowners	$199	$471		$670	$572	$540		$1,112

Summary of Adjustments:
Restructuring costs		$9	a			$26	a
Amortization of acquired intangibles		38	a			77	a
Acquisition step-up amortization (1)		10	a			21	a
Acquisition/divestiture-related costs		14	a			26	a
Viessmann-related hedges		111	a			111	a
TCC acquisition-related gain (2)		—	a			8	a
KFI deconsolidation		293	a			293	a
Bridge loan financing costs		21	b			21	b
Total adjustments		$496				$583

Tax effect on adjustments above		$(25)				$(43)
Total tax adjustments		$(25)	c			$(43)	c

Shares outstanding - Diluted	850.9			850.9	851.5			851.5

Earnings per share - Diluted	$0.23			$0.79	$0.67			$1.31
(1) Amortization of the step-up to fair value of acquired inventory and backlog.
(2) The carrying value of our previously held TCC equity investments were recognized at fair value at the TCC acquisition date.

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results

Components of Changes in Net Sales

Three Months Ended June 30, 2024 Compared with Three Months Ended June 30, 2023
	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
HVAC	2%	(1)%	17%	—%	18%
Refrigeration	1%	(1)%	—%	—%	—%
Fire & Security	3%	—%	(10)%	—%	(7)%
Consolidated	2%	(1)%	11%	—%	12%

Six Months Ended June 30, 2024 Compared with Six Months Ended June 30, 2023
	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
HVAC	2%	(1)%	20%	—%	21%
Refrigeration	(1)%	—%	—%	—%	(1)%
Fire & Security	5%	—%	(7)%	—%	(2)%
Consolidated	2%	(1)%	13%	—%	14%

Historical Amounts of Amortization of Acquired Intangibles

	(Unaudited)
	Q1	Q2	Q3	Q4	FY	Q1	Q2
(In millions)	2023	2023	2023	2023	2023	2024	2024
HVAC	$37	$36	$35	$35	$143	$172	$170
Fire & Security	2	2	2	—	6	—	—
Total Carrier	39	38	37	35	149	172	170
Associated tax effect	(12)	(11)	(11)	(11)	(45)	(46)	(42)
Net impact to adjusted results	$27	$27	$26	$24	$104	$126	$128

Free Cash Flow Reconciliation

	(Unaudited)
	Q1	Q2	Q3	Q4	FY	Q1	Q2
(In millions)	2023	2023	2023	2023	2023	2024	2024
Net cash flows provided by (used in) operating activities	$120	$384	$1,041	$1,062	$2,607	$40	$660
Less: Capital expenditures	70	74	92	233	469	104	111
Free cash flow	$50	$310	$949	$829	$2,138	$(64)	$549

Net Debt Reconciliation

	(Unaudited)
(In millions)	June 30, 2024	December 31, 2023
Long-term debt	$11,270	$14,242
Current portion of long-term debt	2,052	51
Less: Cash and cash equivalents	2,919	10,015
Net debt	$10,403	$4,278